UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 28, 2006

SL GREEN REALTY CORP.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MARYLAND

(STATE OF INCORPORATION)

1-13199	13-3956775
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

420 Lexington Avenue
New York, New York	10170
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(212) 594-2700
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01.               Financial Statements And Exhibits

(a) and (b) Financial Statements Of Probable Acquisition And Pro Forma Financial Information

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Pro Forma Condensed Consolidated Balance Sheet (Unaudited) as of September 30, 2006

Pro Forma Condensed Consolidated Income Statement (Unaudited) for the nine months ended September 30, 2006

Pro Forma Condensed Consolidated Income Statement (Unaudited) for the year ended December 31, 2005

Notes to Pro Forma Financial Information

On August 3, 2006, SL Green Realty Corp. (“SL Green”) and Reckson Associates Realty Corp. (“Reckson” and together with SL Green, the “Companies”) entered into a definitive merger agreement.

Under the terms of the merger agreement, SL Green will acquire all of the outstanding shares of common stock of Reckson.  Upon consummation of the merger, each outstanding share of common stock of Reckson will be converted into the right to receive $31.68 in cash, an amount in cash equal to an adjusted prorated dividend and 0.10387 of a share of SL Green common stock without interest and less any required tax withholding, for total merger consideration of $43.31 per share of Reckson common stock, based on the closing price per share of SL Green’s common stock of $112.00 on August 2, 2006. Because the exchange ratio is fixed at 0.10387 of a share of SL Green common stock for each share of Reckson common stock, the value of the stock component of the merger consideration will fluctuate with the market price per share of SL Green common stock prior to the closing of the merger.

The historical consolidated financial statements of SL Green and Reckson are contained in each Company’s respective Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information on file with the Securities and Exchange Commission. Financial statements of Reckson as of December 31, 2004 and 2005 and for the three years ended December 31, 2005, 2004 and 2003 and as of nine months ended September 30, 2006 and for the three and nine months ended September 30, 2006 are included as exhibits to this current report on Form 8-K. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with, and are qualified in their entirety by, the notes thereto and the historical consolidated financial statements of both Companies, including the respective notes thereto.

The accompanying unaudited pro forma condensed consolidated balance sheet of SL Green as of September 30, 2006 has been prepared to reflect the effect of the merger and the simultaneous sale of approximately $2.1 billion of assets to New Venture MRE LLC, a joint venture among certain senior management members of Reckson and Marathon Asset Management, LLC (the “Asset Purchasing Venture”), as if such transactions had occurred on September 30, 2006. The accompanying unaudited pro forma condensed consolidated statements of income for the nine months ended September 30, 2006 and the year ended December 31, 2005 have been prepared to reflect the effect of the merger, and the simultaneous sale of approximately $2.1 billion of assets to the Asset Purchasing Venture, as if such transaction had occurred on January 1, 2005.

In the opinion of management, the pro forma condensed consolidated financial information provides for all significant adjustments necessary to reflect the effects of the above transaction. The pro forma adjustments and the purchase price allocation, as presented, are based on estimates and certain information that is currently available to SL Green’s management.

The pro forma information is unaudited and is not necessarily indicative of the consolidated results that would have occurred if the transaction and adjustments reflected therein had been consummated in the period or on the date presented, or on any particular date in the future, nor does it purport to represent the financial position, results of operations or cash flows for future periods.

The unaudited pro forma condensed consolidated financial statements also give effect to SL Green’s acquisition of 521 Fifth Avenue and 609 Fifth Avenue, the sales of 286 Madison Avenue, 290 Madison Avenue and 1140 Avenue of the Americas, as well as the July 2006 common stock offering of 2.5 million shares of SL Green common stock, but do not give effect to the results of operations of SL Green or Reckson subsequent to September 30, 2006.

The transaction has a total value of approximately $6.0 billion, including Reckson’s outstanding debt totaling approximately $2.2 billion, the assets to be sold to the Asset Purchasing Venture totaling approximately $2.1 billion and approximately $1.7 billion in equity value.  SL Green has received financing commitments totaling up to $2.1 billion, which it may use to fund all or a portion of the total merger consideration.

There is no assurance that the merger will be consummated and, if consummated, that it will proceed on the terms reflected in the pro forma financial information provided in this document.

The purchase price is determined as follows (in millions, except per share data):

Outstanding Shares of Reckson Stock (including the assumed conversion of certain partnership units and stock options prior to the merger)	87.036

Cash consideration ($31.68 per share)(1)	$2,729.1
Common Stock consideration ($11.63 per share)(2)	1,012.2
Estimated merger costs (see below)	212.8
Total consideration	3,954.1
Assumption of Recksons liabilities, including unsecured notes	2,162.4
Minority interest in consolidated debt	(136.0)
Total Purchase Price	$5,980.5

Total merger costs are estimated as follows:
Legal, accounting, and other fees and costs	$23.0
Financial advisory fees	36.0
Debt assumption fees, insurance, financing and other costs	78.1
Payment of LTIP and payments relating to non-cash compensation	19.5
Employee and executive termination, severance and other related costs	56.2
Total merger costs	$212.8

(1)      Gives effect to the approximately $28.2 million aggregate exercise price of outstanding options.

(2)      Based on the closing price per share of SL Green’s common stock of $112.00 on August 2, 2006.

SL GREEN REALTY CORP.
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2006
(UNAUDITED)
(IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

	SL GREEN REALTY CORP.	RECKSON ASSOCIATES	RECKSON ASSOCIATES MERGER	ASSET PURCHASING VENTURE	SL GREEN PRO FORMA		SL GREEN REALTY CORP.
	HISTORICAL	HISTORICAL	ADJUSTMENTS	ADJUSTMENTS	ADJUSTMENTS		PRO FORMA
ASSETS :
Real estate assets, net	$2,485,279	$3,007,565	$3,024,860	$(2,015,378)	$24,261	(A)	$6,526,588
Assets held for sale	121,962	68,249	(68,249)	—	—	(B)	121,962
Cash and cash equivalents	176,444	16,372	44,100	—	(226,882	)(C)	10,034
Restricted cash	227,482	—	2,374	—	(158,032	)(C)	71,824
Tenant and other receivables, net	32,037	17,831	24,407	—	—		74,275
Related party receivables	9,563	—	—	—	—		9,563
Deferred rents receivable, net	85,242	152,376	(152,376)	—	—		85,242
Structured finance investments	347,558	201,128	(31,344)	(36,284)	237,300	(D)	718,358
Investments in unconsolidated joint ventures	549,040	46,238	145,441	(32,500)	—	(E)	708,219
Deferred costs, net	74,223	84,459	(84,459)	—	20,100	(F)	94,323
Other assets	117,976	167,206	(128,848)	—	—		156,334
Total Assets	$4,226,806	$3,761,424	$2,775,906	$(2,084,162)	$(103,253)		$8,576,722

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Mortgage notes payable	$1,255,325	$420,901	$—	$(91,898)	$220,618	(G)	$1,804,946
Revolving credit facility	—	205,000	(205,000)	—	57,784	(C)	57,784
Term loans	525,000	—	—	—	854,500	(H)	1,379,500
Senior unsecured notes	—	1,255,059	—	—	—		1,255,059
Accrued interest payable	9,353	—	17,168	—	—		26,521
Accounts payable and accrued expenses	96,741	122,885	(31,216)	—	—		188,410
Deferred revenue/ gain	63,358	72,919	(72,919)	—	24,261	(A)	87,619
Capitalized lease obligations	16,359	—	—	—	—		16,359
Deferred land lease payable	16,782	—	—	—	—		16,782
Dividend and distributions payable	33,247	36,583	—	—	—		69,830
Security deposits	28,368	—	11,194	—	—		39,562
Liabilities related to assets held for sale	95,379	63,733	(63,733)	—	—		95,379
Junior subordinate deferrable debentures held by trust	100,000	—		—	—		100,000
Total liabilities	2,239,912	2,177,080	(344,506)	(91,898)	1,157,163		5,137,751

Commitments and Contingencies
Minority interest in operating partnership	71,910	31,676	(31,676)	—	—	(I)	71,910
Minority interest in other partnerships	56,929	262,339	177,511	—	—	(J)	496,779

STOCKHOLDERS’ EQUITY
Series C preferred stock, $0.01 par value, $25.00 liquidation preference, 6,300 issued and outstanding at September 30, 2006	151,981	—	—	—	—		151,981
Series D preferred stock, $0.01 par value, $25.00 liquidation preference, 4,000 issued and outstanding at September 30, 2006	96,321	—	—	—	—		96,321
Common stock, $0.01 par value, 100,000 shares authorized, 45,774 issued and outstanding at September 30, 2006	458	835	(835)	—	90	(K)	548
Additional paid – in capital	1,268,491	1,319,061	(1,319,061)	—	1,012,137	(K)	2,280,628
Treasury stock	—	(68,492)	68,492	—	—	(K)	—
Accumulated other comprehensive income	13,060	2,102	(2,102)	—	—	(K)	13,060
Retained earnings	327,744	36,823	(36,823)	—	—		327,744
Total stockholders’ equity	1,858,055	1,290,329	(1,290,329)	—	1,012,227		2,870,282
Total liabilities and stockholders’ equity	$4,226,806	$3,761,424	$(1,489,000)	$(91,898)	$2,169,390		$8,576,722

The accompanying notes are an integral part of these pro forma financial statements.

SL GREEN REALTY CORP.
PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2006
(UNAUDITED)
(IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

	SL GREEN REALTY CORP.	521 AND 609 FIFTH AVENUE	RECKSON ASSOCIATES	RECKSON ASSOCIATES MERGER		SL GREEN PRO FORMA		SL GREEN REALTY CORP.
	HISTORICAL	ACQUISITIONS	HISTORICAL	ADJUSTMENTS		ADJUSTMENTS		PRO FORMA
		(L)		(M)
REVENUES:
Rental revenue, net	$263,904	$11,028	363,244	$(139,677)		$12,428	(N)	$510,927
Escalation and reimbursement revenues	51,171	1,322	60,613	(17,995)		—		95,111
Preferred equity and investment income	46,499	—	17,021	(1,141)		11,740	(O)	74,119
Other income	30,892	—	18,289	(15,442)		—		33,739

Total revenues	392,466	12,350	459,167	(174,255)		24,168		713,896

EXPENSES:
Operating expenses	93,662	2,003	101,839	(43,676)		—		153,828
Real estate taxes	56,613	1,852	73,929	(30,681)		—		101,713
Ground rent	14,687	—	7,968	(335)		—		22,320
Interest	66,515	7,759	82,736	2,797		44,807	(P)	204,614
Amortization of deferred financing costs	3,096	—	3,210	(3,210)		3,277	(Q)	6,373
Depreciation and amortization	53,493	3,133	101,660	(42,588)		23,315	(R)	139,013
Marketing, general and administrative	40,072	—	36,445	(22,091	)(S)	—		54,426

Total expenses	328,138	14,747	407,787	(139,784)		71,399		682,287

Income (loss) from continuing operations before equity in net income of unconsolidated joint ventures, minority interest and discontinued operations	64,328	(2,397)	51,380	(34,471)		(47,231)		31,609
Equity in net income of unconsolidated joint ventures	30,244	—	2,889	(2,380)		(279)		30,474
Equity in net gain on sale of interest in unconsolidated joint venture	—	—	35,393	(35,393)		—		—
Income (loss) from continuing operations before minority interest and discontinued operations	94,572	(2,397)	89,662	(72,244)		(47,510)		62,083
Minority interest in other partnerships	(3,359)	—	(11,066)	3,962		(1,256)		(11,719)
Minority interest in operating partnership	(3,733)	96	(2,525)	2,525		2,234	(T)	(1,403)
Income (loss) from continuing operations	87,480	(2,301)	76,071	(65,757)		(46,532)		48,961
Income from discontinued operations, net of minority interest	4,497	—	819	(819)		—		4,497
Gain on sale of discontinued operations, net of minority interest	94,410	—	10,027	(10,027)		—		94,410
Net income (loss)	186,387	(2,301)	86,917	(76,603)		(46,532)		147,868
Preferred stock dividends	(14,906)	—	—	—		—		(14,906)
Net income (loss) available to common shareholders	$171,481	$(2,301)	$86,917	$(76,603)		$(46,532)		$132,962

BASIC EARNINGS PER SHARE:(U)
Net income from continuing operations	$1.66							$0.62
Income from discontinued operations	0.10							0.08
Gain on sale of discontinued operations	2.16							1.73
Net income	$3.92							$2.43

DILUTED EARNINGS PER SHARE:(U)
Net income from continuing operations	$1.60							$0.61
Income from discontinued operations	0.10							0.08
Gain on sale of discontinued operations	2.08							1.69
Net income	$3.78							$2.38
Dividends per common share	$1.80							$1.80

Basic weighted average common shares outstanding	43,784							54,642

Diluted weighted average common shares and common share equivalents outstanding	47,718							58,576

The accompanying notes are an integral part of these pro forma financial statements.

SL GREEN REALTY CORP.
PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
FOR THE YEAR ENDED DECEMBER 31, 2005
(UNAUDITED)
(IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

	SL GREEN REALTY CORP.	521 AND 609 FIFTH AVENUE	RECKSON ASSOCIATES		RECKSON ASSOCIATES MERGER		SL GREEN PRO FORMA		SL GREEN REALTY CORP.
	HISTORICAL	ACQUISITIONS	HISTORICAL		ADJUSTMENTS		ADJUSTMENTS		PRO FORMA
		(L)			(M)
REVENUES:
Rental revenue	$285,317	$32,546	468,034		$(198,946)		$15,570	(N)	$602,521
Escalation and reimbursement revenues	55,740	4,562	78,114		(20,920)		—		117,496
Preferred equity and investment income	44,989	—	14,118		7,055		12,197	(O)	78,359
Other income	38,143	2	11,787		(9,241)		—		40,691
Total revenues	424,189	37,110	572,053		(222,052)		27,767		839,067

EXPENSES:
Operating expenses	99,465	6,863	121,737		(48,310)		—		179,755
Real estate taxes	58,036	5,966	87,752		(33,951)		—		117,803
Ground rent	19,250	—	9,552		(6,818)		—		21,984
Interest	77,353	21,800	110,891		(18,333)		59,565	(P)	251,276
Amortization of deferred financing costs	4,461	—	4,166		(4,166)		4,370	(Q)	8,831
Depreciation and amortization	58,649	9,278	126,662		(47,899)		31,087	(R)	177,777
Marketing, general and administrative	44,215	—	55,972	(S)	(37,182	)(S)	—		63,005
Total expenses	361,429	43,907	516,732		(196,659)		95,022		820,431

Income (loss) from continuing operations before equity in net income from unconsolidated joint ventures, gain on sale, minority interest and discontinued operations	62,760	(6,797)	55,321		(25,393)		(67,255)		18,636
Equity in net income of unconsolidated joint ventures	49,349	—	1,371		(1,039)		(372)		49,309
Equity in net gain on sale of interest in unconsolidated joint venture	11,550	—	92,130		(92,130)		—		11,550
Income (loss) from continuing operations before minority interest and discontinued operations	123,659	(6,797)	148,822		(118,562)		(67,627)		79,495
Minority interest in other partnerships	(809)	—	(15,749)		7,301		(1,674)		(10,931)
Minority interest in operating partnership	(5,811)	304	(4,264)		4,264		3,328	(T)	(2,179)
Income (loss) from continuing operations	117,039	(6,493)	128,809		(106,997)		(65,973)		66,385
Income from discontinued operations, net of minority interest	6,505	—	7,373		(7,373)		—		6,505
Gain on sale of discontinued operations, net of minority interest	33,875	—	61,459		(61,459)		—		33,875
Net (loss) income	157,419	(6,493)	197,641		(175,829)		(65,973)		106,765
Preferred stock dividends	(19,875)	—	—		—		—		(19,875)
Net income (loss) available to common shareholders	$137,544	$(6,493)	$197,641		$(175,829)		$(65,973)		$86,890

BASIC EARNINGS PER SHARE:(U)
Net income from continuing operations	$2.04								$0.65
Income from discontinued operations	0.16								0.12
Gain on sale of discontinued operations	0.81								0.64
Gain on sale of joint venture property	0.28								0.22
Net income	$3.29								$1.63

DILUTED EARNINGS PER SHARE (U)
Net income from continuing operations	$2.01								$0.64
Income from discontinued operations	0.15								0.12
Gain on sale of discontinued operations	0.79								0.64
Gain on sale of joint venture property	0.25								0.20
Net income	$3.20								$1.60

Dividends per common share	$2.22								$2.22
Basic weighted average common shares outstanding	41,793								53,328

Diluted weighted average common shares and common share equivalents outstanding	45,504								57,039

The accompanying notes are an integral part of these pro forma financial statements.

SL Green Realty Corp.
Notes To Unaudited Pro Forma
Condensed Consolidated Financial Statements
(Amounts in thousands)

(A)                              Reflects the purchase price allocation, which may differ from the actual purchase price allocation upon realization of any accrued costs and final fair value determination of certain intangible assets and liabilities. The aggregate purchase price of approximately $4.0 billion has been allocated to the tangible and intangible assets and liabilities. Real estate includes intangible assets for the value attributable to above and below market leases, and in-place-leases. Minority interest in consolidated joint ventures relates to an asset that is being consolidated under EITF 04-5.  The purchase price has been allocated as follows:

Value to be allocated to assets, based upon merger consideration	$5,980,557
Less: value of Reckson’s non-real estate assets acquired
Structured finance investments	(133,500)
Investments in unconsolidated joint ventures	(159,757)
Other assets	(143,442)
Real estate and other assets sold to the Asset Purchasing Venture	(2,084,162)
Subtotal	3,459,696
Add: Minority interest in consolidated joint ventures	557,351
Fair value of acquired consolidated Reckson real estate, net	$4,017,047

Purchase price allocation
Land	$787,629
Building and improvements	3,150,518
Development in progress	78,900
Fair value of acquired consolidated Reckson real estate, net	$4,017,047

(B)           Represents the elimination of assets held for sale by Reckson ($68,249).

(C)           Represents cash primarily expected to be generated by asset sales ($44,100) by Reckson prior to closing of the merger. Proceeds from asset sales and the SL Green July 2006 offering were used to fund new investments and repay SL Green’s revolving credit facility and will fund future acquisitions which may include the merger, depending on the timing of additional investments.

(D)          Represents structured finance investments being retained by the Asset Purchasing Venture ($36,284) as well as new loans SL Green will be making, directly or through one of its affiliates, to the Asset Purchasing Venture ($237,300).  The Company expects to sell a senior participation in one of the loans.

(E)           Represents the value of the joint venture investments being acquired by SL Green, reduced by an investment being sold to the Asset Purchasing Venture ($32,500).

(F)           Represents the elimination of Reckson’s historical deferred costs ($84,459) and the new financing costs incurred by SL Green in connection with the committed financing ($20,100).

(G)           Represents debt retained by the Asset Purchasing Venture as well as the defeasance of a mortgage that matures in August 2009.  In addition, SL Green has $298,000 of mortgage financing committed by a lender.

(H)          Represents the amount SL Green expects to draw under a newly committed term facility. A lender has committed to fund this new term loan in an amount up to $1,500,000.

(I)            Represents the elimination of Reckson’s historical minority interest ($31,676).

(J)            Represents an adjustment to the assets and liabilities to reflect the portion of the consolidated joint ventures not owned by SL Green.

(K)          Represents the elimination of Reckson’s historical stockholders’ equity and the issuance of shares of SL Green common stock in connection with the merger. Together with the minority interest component, SL Green will be issuing approximately $1,012,227 of common stock in connection with the merger.

The calculation for the issuance of SL Green’s common stock is as follows:

Outstanding shares of Reckson stock	87,036
Fixed conversion ratio	0.10387
Number of SL Green shares of common stock to be issued	9,040.3
Stock price on date of merger announcement	112.00
Value of common stock to be issued	$1,012,227

(L)           Represents the pro forma effects of the investment in 609 Fifth Avenue in June 2006 and the acquisition of 521 Fifth Avenue in March 2006 as filed under 8-K/A dated September 14, 2006.

(M)         Represents historical results of operations for the $2,084,162 of assets being sold to the Asset Purchasing Venture. The Reckson merger adjustments also include the following adjustments:

	9/30/06	12/31/05
Elimination of historic straight-line rent and in-place lease amortization	(18,031)	(39,578)
Add straight-line adjustment and in-place lease amortization assuming the real estate had been acquired on January 1, 2005	22,657	37,827
Elimination of investment income due to sale of investments to Asset Purchasing Venture	(1,141)	—
Assumption that acquired structured finance investments were outstanding for entire year during 2005	—	7,055
Depreciation expense based on purchase price allocated to building assuming a 40-year useful life.	(59,072)	(78,763)

(N)          Represents the adjustment to rental revenue for the amortization of above, below and in-place market rents over the remaining lease terms ranging from one month to 14 years.

(O)          Represents investment income expected to be earned on $237,300 of new structured finance investments.

(P)           Represents increase to interest expense due to the new debt committed to finance the acquisition at current interest rates.

	9/30/06	12/31/05
Assumed borrowing under committed $1.5 billion term facility	$854,500	$854,500
Average interest rate (LIBOR plus spread)	6.57%	6.57%
Interest expense	$42,124	$56,165

Assumed borrowing under revolving credit facility	$57,784	$57,784
Average interest rate (LIBOR plus spread)	6.42%	6.42%
Interest expense	$2,784	$3,711

Assumed borrowings under new mortgage loans	$298,000	$298,000
Average interest rate (LIBOR plus spread)	6.57%	6.57%
Interest expense	$14,693	$19,591

Land under development	$78,900	$78,900
Average interest rate (LIBOR plus spread)	6.42%	6.42%
Interest expense capitalized	$3,801	$5,068

Total interest expense adjustment	$55,800	$74,401

In addition the amortization of the above market rate loans and the interest expense on the mortgage assumed to be defeased (Note G) resulted in a reduction of interest expense of $10,993 and $14,834 for the nine months ended September 30, 2006 and the year ended December 31, 2005.

If market rates of interest on the variable debt changed by 1/8 of 1% variance, then the increase or decrease on the variable debt would be approximately $0.9 million and $1.2 million for the nine months ended September 30, 2006 and the year ended December 31, 2005, respectively.

(Q)          Represents amortization of deferred financing costs over an average term to maturity of the related debt of approximately 4.6 years.

(R)           Represents depreciation adjustment relating to real estate assets acquired from Reckson.

(S)           Represents the general and administrative costs related to senior management and other personnel who may be employed by the Asset Purchasing Venture. Historical amounts for the nine months ended September 30, 2006 and December 31, 2005 include $7,900 and  $23,500, respectively, related to the special out-performance pool of Reckson’s March 2003 long-term incentive compensation plan which is anticipated to be paid.

(T)           Represents the elimination of Reckson’s minority interest and an adjustment to SL Green’s minority interest due to a lower weighted average minority interest resulting from additional common stock SL Green anticipates issuing in connection with the merger.

(U)          Represents the number of shares assumed to be issued in connection with the merger (9,040,300 shares).  The decrease in earnings per share relates primarily to the additional depreciation from the acquired assets.

(c)                                  EXHIBITS

99.1. Management’s Report on Internal Control Over Financial Reporting and Financial Statements of Reckson Associates Realty Corp. as of December 31, 2005 and 2004 and for the three years ended December 31, 2005, 2004 and 2003.

99.2  Financial Statements of Reckson Associates Realty Corp. as of September 30, 2006 and for the three and nine month periods ended September 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SL GREEN REALTY CORP.

By:	/s/ Gregory F. Hughes
Gregory F. Hughes
Chief Financial Officer

Date:   November 28, 2006